Exhibit 99.1

FOR IMMEDIATE RELEASE                      Contact: David M. Findlay
                                                    Executive Vice President-
                                                    Administration and
                                                    Chief Financial Officer
                                                    (574) 267-9197

                        18th CONSECUTIVE YEAR OF RECORD
                     EARNINGS REPORTED FOR LAKE CITY BANK

     Warsaw, Indiana (January 17, 2006) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record net income of $18.0 million for the year ended December 31, 2005, an increase of 23% versus $14.5 million for 2004. Diluted net income per share for the year ended December 31, 2005 was $2.92 versus $2.40 for 2004, an increase of 22%.

     The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.23 per share, payable on January 25, 2006 to shareholders of record on January 10, 2006. The quarterly dividend represents a 10% increase over the quarterly dividend of $0.21 paid in 2004.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "For 18 consecutive years, Lake City Bank has posted record net income. This accomplishment is a result of the great efforts by the entire Lake City Bank team. When our record earnings streak began in 1988, we were a $207 million bank with 11 branches located primarily in the Warsaw market. Today, we have 43 offices located in 12 Northern Indiana Counties with total assets of $1.6 billion. While we've grown significantly, we remain committed to developing meaningful, long term relationships in every Lake City Bank community. Our business and retail clients recognize our role as partners in building their financial success."

     Net income for the fourth quarter of 2005 was $5.0 million versus $3.7 million for the comparable period of 2004, an increase of 33%. Diluted net income per share was $0.81 for the fourth quarter of 2005, an increase of 31% versus $0.62 in the comparable period of 2004. During the fourth quarter of 2005, the Company completed the sale of its retail credit card portfolio, which contributed to the increase in net income for the quarter and the year. The sale of the portfolio resulted in a pre-tax gain of $863,000, or $513,000 on an after-tax basis. Excluding the impact of the gain on sale, net income for the fourth quarter would have been $4.5 million, or diluted net income per share of $0.72 per share. For the twelve months ended December 31, 2005, net income excluding the impact of the gain on sale would have been $17.4 million, or diluted net income per share of $2.84, a 20% increase versus $14.5 million in 2004.

     Kubacki commented on the retail card portfolio sale, "In order to provide our retail and business clients with a fully featured credit card, we implemented a new card program during the quarter and sold the existing portfolio. Our new card initiative will give our clients a wide array of options when selecting a Lake City Bank Visa (R) card that will meet their specific interests, such as points and mileage programs. It's an exciting addition to our menu of retail and commercial services geared to ensuring that our customers have access to leading banking services focused on their financial needs."

     Driven by the highest volume of loan growth in the Bank's history, net interest income increased to $50.1 million in 2005 versus $43.2 million in 2004. The net interest margin of 3.70% for the year was an improvement over a margin of 3.60% in 2004. "We generated $196 million of loan growth in 2005, resulting in total loans of $1.2 billion at year end. The growth was distributed throughout the Bank's Northern Indiana footprint and represented a 20% increase in total loans during the year. This level of loan growth is a reflection of our successful penetration throughout all of our markets, including South Bend, Warsaw, Elkhart and Fort Wayne," added Kubacki.

     Average total loans for the fourth quarter of 2005 were $1.166 billion versus $1.116 billion during the third quarter of 2005, a linked-quarter increase of 5%. Total loans as of December 31, 2005 were $1.199 billion, an increase of $53.4 million, versus $1.145 billion as of September 30, 2005. Total loans as of December 31, 2004 were $1.003 billion.

     He continued, "The Bank's efficiency ratio, which demonstrates our ability to produce revenue in a cost effective manner, improved to 56% in 2005, an all-time low and a gratifying reduction from 61% for 2004."
Noninterest expense increased only 4% during 2005 versus 2004, while total revenues increased 14% year-over-year.

     Lakeland Financial's allowance for loan losses as of December 31, 2005 was $12.8 million, compared to $12.2 million as of September 30, 2005 and $10.8 million as of December 31, 2004. Non-performing assets totaled $7.5 million as of December 31, 2005 versus $7.8 million as of September 30, 2005 and $10.3 million on December 31, 2004. The ratio of non-performing assets to loans was 0.63% on December 31, 2005 compared to 0.68% at September 30, 2005 and 1.02% at December 31, 2004. Net charge offs totaled $160,000 in the fourth quarter of 2005 versus $159,000 during the third quarter of 2005 and $562,000 in the fourth quarter of 2004.

     For the three months ended December 31, 2005, Lakeland Financial's average equity to average assets ratio was 7.09% compared to 7.21% for the third quarter of 2005 and 7.24% for the fourth quarter of 2004. Average stockholders' equity for the quarter ended December 31, 2005 was $112.5 million versus $110.1 million for the third quarter of 2005 and $100.8 million for the fourth quarter of 2004. Average total deposits were $1.304 billion for the fourth quarter of 2005 versus $1.193 billion for the third quarter of 2005 and $1.126 billion for the fourth quarter of 2004.

     Kubacki concluded, "We're excited by our plans for 2006 as we intend to expand our presence in every Lake City Bank market. We anticipate that we will begin development during 2006 of two additional offices in the Fort Wayne market and we've significantly expanded our trust and investment capabilities in that market. Furthermore, we're confident that the reputation we've established as the bank for business in Northern Indiana will continue as we grow."

     Lakeland Financial Corporation is a $1.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Market makers in Lakeland Financial Corporation common shares include Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Midwest Securities Corp., Goldman Sachs & Company, Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group, UBS Capital Markets L.P., and UBS Securities LLC.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                                     LAKELAND FINANCIAL CORPORATION
                                                FOURTH QUARTER 2005 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)


                                                                      Three Months Ended                Twelve Months Ended
                                                          ----------------------------------------  --------------------------
                                                            Dec. 31,      Sep. 30,      Dec. 31,      Dec. 31,     Dec. 31,
                                                              2005          2005          2004          2005         2004
                                                          -----------    ----------   ------------  -----------   ------------
END OF PERIOD BALANCES
  Assets                                                  $ 1,634,613    $ 1,557,713   $ 1,453,122   $ 1,634,613   $ 1,453,122
  Deposits                                                  1,266,245      1,250,970     1,115,399     1,266,245     1,115,399
  Loans                                                     1,198,730      1,145,366     1,003,219     1,198,730     1,003,219
  Allowance for Loan Losses                                    12,774         12,233        10,754        12,774        10,754
  Common Stockholders' Equity                                 113,334        110,471       101,765       113,334       101,765

AVERAGE BALANCES
Assets
  Total Assets                                            $ 1,585,317    $ 1,525,945   $ 1,391,171   $ 1,499,155   $ 1,332,713
  Earning Assets                                            1,468,493      1,413,814     1,281,124     1,385,931     1,225,253
  Investments                                                 286,856        287,968       285,344       286,863       281,870
  Loans                                                     1,166,371      1,115,866       974,732     1,088,788       930,934
Liabilities and Stockholders' Equity
  Total Deposits                                            1,304,469      1,192,656     1,126,411     1,184,670     1,033,798
  Interest Bearing Deposits                                 1,069,491        975,661       903,633       961,699       826,206
  Interest Bearing Liabilities                              1,225,277      1,188,964     1,057,924     1,157,539     1,021,152
  Common Stockholders' Equity                                 112,468        110,060       100,779       108,218        95,436

INCOME STATEMENT DATA
  Net Interest Income                                     $    13,187    $    12,534   $    11,549   $    50,076   $    43,172
  Net Interest Income-Fully Tax Equivalent                     13,481         12,832        11,869        51,251        44,461
  Provision for Loan Losses                                       701            659           575         2,480         1,223
  Noninterest Income                                            5,181          4,380         4,044        17,898        16,558
  Noninterest Expense                                          10,041          9,355         9,356        38,057        36,660
  Net Income                                                    4,977          4,522         3,748        17,958        14,545

PER SHARE DATA
  Basic Net Income Per Common Share                       $      0.83    $      0.76   $      0.64   $      3.01   $      2.48
  Diluted Net Income Per Common Share                            0.81           0.73          0.62          2.92          2.40
  Cash Dividends Per Common Share                                0.23           0.23          0.21          0.92          0.84
  Book Value Per Common Share (equity per share issued)         18.93          18.46         17.20         18.93         17.20
  Market Value - High                                           45.19          43.88         40.90         45.19         40.90
  Market Value - Low                                            38.01          38.60         33.80         35.00         28.31
  Basic Weighted Average Common Shares Outstanding          5,985,751      5,978,865     5,893,060     5,963,878     5,867,705
  Diluted Weighted Average Common Shares Outstanding        6,158,813      6,154,777     6,098,920     6,144,733     6,064,077

KEY RATIOS
  Return on Average Assets                                       1.25 %         1.18 %        1.07 %        1.20 %        1.09 %
  Return on Average Common Stockholders' Equity                 17.56          16.30         14.80         16.59         15.30
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                  54.67          55.31         60.00         55.99         61.38
  Average Equity to Average Assets                               7.09           7.21          7.24          7.22          7.13
  Net Interest Margin                                            3.63           3.59          3.66          3.70          3.60
  Net Charge Offs to Average Loans                               0.05           0.05          0.23          0.04          0.08
  Loan Loss Reserve to Loans                                     1.07           1.07          1.07          1.07          1.07
  Nonperforming Assets to Loans                                  0.63           0.68          1.02          0.63          1.02
  Tier 1 Leverage                                                9.21           8.96          9.15          9.21          9.15
  Tier 1 Risk-Based Capital                                     10.81          10.93         11.41         10.81         11.41
  Total Capital                                                 11.80          11.91         12.38         11.80         12.38

ASSET QUALITY
  Loans Past Due 90 Days or More                          $       174    $       218   $     2,778   $       174   $     2,778
  Non-accrual Loans                                             7,321          7,600         7,213         7,321         7,213
  Net Charge Offs                                                 160            159           562           460           703
  Other Real Estate Owned                                           0              0           261             0           261
  Other Nonperforming Assets                                       25             12            13            25            13
  Total Nonperforming Assets                                    7,520          7,830        10,265         7,520        10,265

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                         As of December 31, 2005 and 2004
                                                  (in thousands)
                                                                                    December 31,   December 31,
                                                                                        2005           2004
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and due from banks                                                             $     77,387   $     81,144
Short-term investments                                                                     5,292         22,714
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      82,679        103,858

Securities available-for-sale (carried at fair value)                                    290,935        286,582

Real estate mortgages held-for-sale                                                          960          2,991
Loans:
  Total loans                                                                          1,198,730      1,003,219
  Less: Allowance for loan losses                                                         12,774         10,754
                                                                                    ------------   ------------
     Net loans                                                                         1,185,956        992,465

Land, premises and equipment, net                                                         24,563         25,057
Bank owned life insurance                                                                 19,654         16,896
Accrued income receivable                                                                  7,416          5,765
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,034          1,245
Other assets                                                                              16,446         13,293
                                                                                    ------------   ------------
     Total assets                                                                   $  1,634,613   $  1,453,122
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits                                                        $    247,605   $    237,261
Interest bearing deposits                                                              1,018,640        878,138
                                                                                    ------------   ------------
     Total deposits                                                                    1,266,245      1,115,399

Short-term borrowings:
  Federal funds purchased                                                                 43,000         20,000
  Securities sold under agreements
    to repurchase                                                                         91,071         88,057
  U.S. Treasury demand notes                                                               2,471          2,593
  Other borrowings                                                                        75,000         75,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         211,542        185,650

Accrued expenses payable                                                                  10,423          7,445
Other liabilities                                                                          2,095          1,889
Long-term borrowings                                                                          46         10,046
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,521,279      1,351,357

STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,986,054 shares issued and 5,947,342 outstanding as of
  December 31 2005, and 5,915,854 shares issued and 5,881,283
  outstanding at December 31, 2004                                                         1,453          1,453
Additional paid-in capital                                                                14,287         12,463
Retained earnings                                                                        102,327         89,864
Accumulated other comprehensive income/(loss)                                             (3,814)        (1,267)
Treasury stock, at cost                                                                     (919)          (748)
                                                                                    ------------   ------------
     Total stockholders' equity                                                          113,334        101,765
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,634,613   $  1,453,122
                                                                                    ============   ============

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

                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                      For the Three Months and Twelve Months Ended December 31, 2005 and 2004
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                        Three Months Ended              Twelve Months Ended
                                                            December 31,                   December 31,
                                                    ---------------------------     ---------------------------
                                                        2005           2004             2005           2004
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME
----------------------------
Interest and fees on loans:
  Taxable                                           $     19,669   $     13,509     $     68,230   $     49,087
  Tax exempt                                                  50             81              182            287
Interest and dividends on securities:
  Taxable                                                  2,394          2,085            9,343          8,103
  Tax exempt                                                 582            587            2,341          2,344
Short-term investments                                       149            102              333            184
                                                    ------------   ------------     ------------   ------------
   Total interest and dividend income                     22,844         16,364           80,429         60,005

Interest on deposits                                       8,192          4,016           24,331         13,397
Interest on short-term borrowings                            841            341            3,790          1,556
Interest on long-term borrowings                             624            458            2,232          1,880
                                                    ------------   ------------     ------------   ------------
   Total interest expense                                  9,657          4,815           30,353         16,833
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME                                       13,187         14,549           50,076         43,172
-------------------
Provision for loan losses                                    701            575            2,480          1,223
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                 12,486         10,974           47,596         41,949
-------------------------                           ------------   ------------     ------------   ------------

NONINTEREST INCOME
------------------
Trust and brokerage fees                                     852            696            3,113          3,015
Service charges on deposit accounts                        1,817          1,723            6,929          6,917
Loan, insurance and service fees                             542            562            1,984          1,945
Merchant card fee income                                     578            562            2,435          2,219
Other income                                                 390            238            1,709          1,475
Net gain on sale of credit card portfolio                    863              0              863              0
Net gains on sale of real
estate mortgages held for sale                               208            263              934            987
Net securities losses                                        (69)             0              (69)             0
                                                    ------------   ------------     ------------   ------------
   Total noninterest income                                5,181          4,044           17,898         16,558

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                             5,319          4,968           20,543         19,673
Net occupancy expense                                        715            694            2,774          2,496
Equipment costs                                              466            574            1,942          2,106
Data processing fees and supplies                            681            645            2,396          2,546
Credit card interchange                                      369            360            1,527          1,397
Other expense                                              2,491          2,115            8,875          8,442
                                                     -----------   ------------     ------------   ------------
   Total noninterest expense                              10,041          9,356           38,057         36,660

INCOME BEFORE INCOME TAX EXPENSE                           7,626          5,662           27,437         21,847
--------------------------------
Income tax expense                                         2,649          1,914            9,479          7,302
                                                    ------------   ------------     ------------   ------------
NET INCOME                                          $      4,977   $      3,748     $     17,958   $     14,545
----------                                          ============   ============     ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       5,985,751      5,893,060        5,963,878      5,867,705
BASIC EARNINGS PER COMMON SHARE                     $       0.83   $       0.64     $       3.01   $       2.48
-------------------------------                     ============   ============     ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     6,158,813      6,098,920        6,144,733      6,064,077
DILUTED EARNINGS PER COMMON SHARE                   $       0.81   $       0.62     $       2.92   $       2.40
---------------------------------                   ============   ============     ============   ============
